EXHIBIT 10.2

SCHEDULE A TO EXHIBIT 10.1

The following individuals entered into Executive Group Life Split Dollar Plans with The Ohio Valley Bank Company identified below which are identical to the Executive Group Life Split Dollar Plan, dated December 31, 2011, between Thomas E. Wiseman and The Ohio Valley Bank Company filed herewith.

Date of
Name	Executive Group Life Split Dollar Plan
Katrinka V. Hart-Harris	August 21, 2009
Larry E. Miller II	August 19, 2009
Scott W. Shockey	March 19, 2009
Jeffrey E. Smith	August 20, 2009